                           [Letterhead of Goodwin,
                            Procter & Hoar LLP]

                               February 28, 2000

Skyline Funds
311 South Wacker Drive
Suite 4500
Chicago, IL 60606

Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 28 to the Registration Statement of Skyline Funds (the "Trust"), on Form N-1A filed with the Securities and Exchange Commission (Securities Act Registration No. 33-11755, Investment Company Act Registration No. 811-5022). As special Massachusetts counsel to the Trust, we hereby consent to the incorporation by reference therein of our opinion, dated April 28, 1998 (as to Special Equities Portfolio) originally filed as Exhibit 10 to Post-Effective Amendment No. 25 to such Registration Statement.

                                      Very truly yours,


                                       /s/ Goodwin, Procter & Hoar LLP

                                       GOODWIN, PROCTER & HOAR LLP